Bluestone Resources Inc.
Organizational Chart
October 1, 2024



Bluestone Resources Inc. (BC)
100%
Mohave Resources Inc. (BC)
100%
Bluestone Resources (Delaware) Inc. (Delaware, USA)
100%
Bluestone Guatemala Holdings Ltd. (BC)
99%
1%
Roca Azul, S.A. (Guatemala)
100%
Basalt Holdings Ltd. (Barbados)
1%
100%
Between Oceans Holdings Ltd. (Barbados)
99%
Compania de Exploracion Minera, S.A. (Guatemala)
99.99996%
.00004%
Elevar Resources S.A. (Guatemala)
100%
Cerro Blanco Gold Project
100%
Blue NRG Limited (Barbados)
.0052%
99.9948%
Geotermia Oriental de Guatemala, S.A. (Guatemala)
100%
Mita Geothermal Project